UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 16, 2010 (November 12, 2010)
Amending Form 8-K filed with the SEC on August 2, 2010

VIRTUAL MEDICAL INTERNATIONAL, INC.
(Formerly, QE Brushes, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	000-53941
(State or other jurisdiction of incorporation)	(Commission File No.)

469 St. Pierre Rd.
Los Angeles, CA 90077
(Address of principal executive offices and Zip Code)

310-346-6020
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2010 we reported that we entered into a consulting agreement with Robert Tassinari wherein we engaged Mr. Tassinari to assist us with our business activities in consideration of the payment to Mr. Tassinari of 2,500,000 restricted shares of our common stock.   On November 12, 2010, we amended the agreement in that we made additional disclosure regarding the valuation of the compensation to be paid to Mr. Tassinari.

On July 7, 2010 we reported that we entered into a consulting agreement with Gregory Ruff wherein we engaged Mr. Ruff to assist us with our business activities in consideration of the payment to Mr. Ruff of 2,500,000 restricted shares of our common stock.   On November 12, 2010, we amended the agreement in that we made additional disclosure regarding the valuation of the compensation to be paid to Mr. Ruff.

ITEM 9.01                      FINANANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description

10.1* 10.2*	Amended Consulting Agreement with Robert Tassianari Amended Consulting Agreement with Gregory Ruff

*     Incorporated by reference from our Form 10-Q filed with the Securities and Exchange Commission on November 15, 2010, as the same exhibit number reflected herein .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of November 2010.

QE BRUSHES, INC.

BY:	MARC SALLS
Marc Salls President